                                                                   EXHIBIT 10.01

                         SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of June 8, 2001, by and among At Home Corporation, a Delaware corporation, with headquarters located at 450 Broadway Street, Redwood City, California 94063 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

     WHEREAS:

     A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

     B. The Company has authorized convertible notes of the Company in the form attached as Exhibit A (together with any convertible notes issued in replacement
            ---------
thereof in accordance with the terms thereof (the "Convertible Notes"), which shall be convertible into shares of the Company's Series A common stock, par value $0.01 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Convertible Notes, which Convertible Notes shall not bear interest except upon the failure of the Company to comply with certain obligations thereunder as specified therein.

     C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, notes in an aggregate principal amount of up to $100,000,000 in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "Notes").

     D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached as Exhibit B (the "Registration Rights
                                      ---------
Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, the rules and regulations promulgated thereunder, and applicable state securities laws.

     E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Security Agreement substantially in the form attached as Exhibit C (the "Security Agreement")
                                      ---------
pursuant to which the Company has agreed to provide the Buyers with a security interest in the assets of Company.

     NOW THEREFORE, the Company and the Buyers hereby agree as follows:

     1.  PURCHASE AND SALE OF NOTES.
         --------------------------

         a.  Purchase of Notes.  Subject to the satisfaction (or waiver) of the
             -----------------
conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the Notes in the principal amount set forth opposite such Buyer's name on the Schedule of Buyers (the "Closing"). The purchase price (the "Purchase Price") of the Notes at the Closing shall be equal to $1.00 for each $1.00 of principal amount of the Notes purchased (not to exceed an aggregate principal amount of $100,000,000). "Business Days" means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

          b.   The Closing Date. The date and time of the Closing (the "Closing
               ----------------
Date") shall be 10:00 a.m. Central Time, on the date of this Agreement, subject to the satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

          c.   Form of Payment. On the Closing Date, (A) each Buyer shall pay
               ---------------
the Purchase Price to the Company for the Notes to be issued and sold to such Buyer by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (B) the Company shall deliver to each Buyer, Notes (in the principal amounts as such Buyer shall request) (the "Note Certificates") representing such principal amount of the Notes which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

     2.   BUYER'S REPRESENTATIONS AND WARRANTIES.
          --------------------------------------

          Each Buyer represents and warrants to the Company with respect to only itself that, as of the date hereof and at the time of the Closing:

          a.   Investment Purpose. Such Buyer (i) is acquiring the Notes and
               ------------------
(ii) upon conversion of the Notes, will acquire the Conversion Shares then issuable (the Notes and the Conversion Shares collectively are referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales (i) which are registered under the 1933 Act or (ii) which are exempted under the 1933 Act and which do not impair or negate the ability of the Company to rely on the exemption from registration afforded by Rule 506 of Regulation D under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

          b.   Accredited Investor Status. Such Buyer is an "accredited
               --------------------------
investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act, and was not formed for the specific purpose of acquiring the Securities.

          c.   Reliance on Exemptions. Such Buyer understands that the
               ----------------------
Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

         d.  Information.  Such Buyer and its advisors, if any, have had
             -----------
access to the SEC Documents (as defined in Section 3(f) below) and to all other materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(l) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

         e.  No Governmental Review.  Such Buyer understands that no United
             ----------------------
States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

         f.  Transfer or Resale. While such Buyer has not agreed to hold the
             ------------------
Securities for any minimum or other specific term, such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144") or can be sold, assigned or transferred pursuant to Rule 144(k) under the 1933 Act; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing but subject to Section 4(j), the Securities may be pledged in connection with a bona fide margin account or other loan or other financing transaction secured by the Securities.

         g.  Legends.  Such Buyer understands that the certificates or other
             -------
instruments representing the Notes and, until such time as the sale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR
     (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR OTHER FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are resold pursuant to an effective registration statement under the 1933 Act in accordance with applicable prospectus delivery requirements under the 1933 Act, (ii) such Securities are registered for resale under the 1933 Act and such Buyer provides the Company with reasonable assurances that such Securities will be resold pursuant to an effective registration statement under the 1933 Act and in accordance with applicable prospectus delivery requirements under the 1933 Act, (iii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iv) such holder provides the Company with reasonable assurances (including, if requested by the Company, delivering such reasonable assurances to the Company's counsel in connection with such counsel rendering an opinion on the validity of a sale by such Buyer pursuant to Rule 144) that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities offered as of a particular date.

         h.  Authorization; Enforcement; Validity.  This Agreement and the
             ------------------------------------
Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          i.   Residency.  Such Buyer is a resident of that country specified
               ---------
in its address on the Schedule of Buyers.

          j.   No Related Parties.  Such Buyer is not an affiliate (as defined
               ------------------
below) of the Company. Based on a review of the current list of investors in such Buyer, such Buyer does not have any actual knowledge of any affiliate (as defined below) of the Company being an investor in such Buyer or an owner of all or a part of such Buyer. Solely for purposes of this Section 2(j), "affiliate" shall have the meaning ascribed thereto under Rule 144(a)(i) of the 1933 Act and shall include, without limitation, (i) AT&T Corp., (ii) any affiliate of AT&T Corp. whose name makes it obvious that it is an affiliate of AT&T Corp. and
(iii) directors and executive officers of the Company.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
          ---------------------------------------------

          The Company represents and warrants to each of the Buyers that as of the date hereof and as of the Closing:

          a.   Organization and Qualification.  The Company and its "Material
               ------------------------------
Subsidiaries" (which for purposes of this Agreement means any significant subsidiary as defined in Rule 1-02(w) of Regulation S-X under the 1933 Act) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Material Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Material Subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). A complete list of the Company's Material Subsidiaries as of the date of this Agreement is set forth on Schedule 3(a).
             -------------

          b.   Authorization; Enforcement; Validity.  The Company has the
               ------------------------------------
requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Notes, the Security Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Notes and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the

Company, its Board of Directors or its stockholders (except to the extent that stockholder approval may be required pursuant to the rules of the Nasdaq National Market for the issuance of a number of Conversion Shares greater than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Closing Date (the "Nasdaq 19.99% Rule")). The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

          c.   Capitalization.  As of the date hereof, the authorized capital
               --------------
stock of the Company consists of (i) 1,000,000,000 shares of Series A common stock, of which as of June 1, 2001, 321,900,704 shares were issued and outstanding and 92,582,099 shares were reserved for issuance pursuant to the Company's stock option and purchase plans, 86,595,578 shares were reserved for issuance pursuant to conversion of the Company's Series B common stock and 169,266,279 shares were issuable and reserved for issuance pursuant to securities (other than the Notes, stock option and purchase plans and the Company's Series B common stock) exercisable or exchangeable for, or convertible into, shares of Common Stock, (ii) 110,000,000 shares of Series B common stock, of which as of the date hereof 86,595,578 shares are issued and outstanding,
(iii) 10,673.549 shares of Series A preferred stock, of which as of the date hereof, 5,567.098 are issued and outstanding, (iv) 1,006.29 shares of Series B preferred stock, of which as of the date hereof, none are issued and outstanding, (v) 1,279.065 shares of Series C preferred stock, of which as of the date hereof, 650.727 are issued and outstanding and (vi) 9,637,041.096 shares of undesignated preferred stock, none of which is outstanding as of the date hereof. As of the date of this Agreement, since June 1, 2001 the Company has not issued or reserved for issuance any shares of Common Stock in excess of 100,000 shares, except pursuant to the exercise of options for which shares of Common Stock were reserved as of June 1, 2001 and which are reflected in the number of reserved shares set forth in clause (i) of the immediately preceding sentence. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in
Schedule 3(c), (A) no shares of the Company's capital stock are subject to
-------------
preemptive rights or any other similar rights (arising under Delaware law, the Company's Certificate of Incorporation or By-laws or any agreement or instrument to which the Company is a party) or any liens or encumbrances granted or created by the Company; (B) there are no outstanding securities or instruments of the Company or any of its Material Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Material Subsidiaries is or may become bound to redeem a security of the Company or any of its Material Subsidiaries; (C) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (D) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. Except as disclosed in Schedule 3(c), or in the SEC Documents
                                          -------------
which were filed with the SEC at least five (5) days prior to the date hereof,
(I) there are no outstanding debt securities issued by the Company; (II) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Material Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Material Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Material Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Material Subsidiaries; and (III) there are no agreements or arrangements under which the Company or any of its Material Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). The Company has furnished to each Buyer (or has specifically identified to each such Buyer, in writing or by email, where such document is available on the EDGAR System) true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock (other than individual stock options and warrants issued under an Approved Stock Plan (as defined in the Notes)) and the material rights of the holders thereof in respect thereto.

          d.   Issuance of Securities.  The Notes are duly authorized and, upon
               ----------------------
issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issuance thereof and entitled to the rights set forth in the Notes. As of the Closing, such number of shares of Common Stock as are issuable at the Conversion Rate (as defined in the Notes), calculated using the Fixed Conversion Price (as defined in the Notes) as of the Closing Date, (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) will have been duly authorized and reserved for issuance upon conversion of the Notes. Upon conversion in accordance with the Notes, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act. That certain Loan and Security Agreement, dated September 24, 1997, by and between the Company and Silicon Valley Bank, as amended by that certain Loan Modification Agreement, dated October 19, 1998 by the same parties, has been terminated by the parties thereto.

          e.   No Conflicts.  The execution, delivery and performance of the
               ------------
Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Material Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Material Subsidiaries or by which any property or asset of the Company or any of its Material Subsidiaries is bound or affected. The Company is not in violation of any term of its Certificate of Incorporation or its By-laws. No Material Subsidiary is in violation of any term of their organizational charter or by-laws, respectively, which would have, either individually or in the aggregate, a Material Adverse Effect. Except as disclosed in Schedule 3(e), neither the Company or any of its Material
             -------------
Subsidiaries is in violation
of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Material Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Material Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, and except for the Nasdaq 19.99% Rule, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and
             -------------
registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Principal Market.

          f.   SEC Documents; Financial Statements.  Since December 31, 1999,
               -----------------------------------
the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the "SEC Documents"). As of the dates thereof, the SEC Documents, as they may have been subsequently amended or superseded by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. The SEC Documents, as of the dates thereof and as they may have been subsequently amended or superseded by filings made by the Company with the SEC prior to the date hereof, did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d), but excluding any projections or forecasts, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Material Subsidiaries nor any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information other than as set forth in the Schedules delivered as part of this Agreement which Schedules are being filed by the Company along with the exhibits to the Form 8-K referred to in Section 4(h). As of the date hereof, the Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Registration Rights Agreement). The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the SEC under the 1934 Act.

          g.   Absence of Certain Changes.  Except as disclosed in any SEC
               --------------------------
Documents which were filed with the SEC at least five (5) days prior to the date hereof, since December 31, 2000, there has been no change or development that has had or could reasonably be expected to have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Material Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Since December 31, 2000, the Company has not declared or paid any dividends, sold any assets, individually or in the aggregate, in excess of $5 million outside of the ordinary course of business.

          h.   Absence of Litigation.  There is no action, suit, proceeding,
               ---------------------
inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Material Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Material Subsidiaries or any of the Company's or the Company's Material Subsidiaries' officers or directors in their capacities as such, except where the same would not result, either individually or in the aggregate, in a Material Adverse Effect, and except as expressly set forth in the SEC Documents which were filed with the SEC at least five (5) days prior to the date hereof. To the knowledge of the Company, none of the directors or officers of the Company have been involved in securities related litigation during the past five years which was required to be disclosed in any SEC Documents other than as disclosed in any SEC Documents which was filed at least five (5) days prior to the date hereof.

          i.   Acknowledgment Regarding Buyer's Purchase of Notes.  The Company
               --------------------------------------------------
acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

          j.   No Undisclosed Events, Liabilities, Developments or
               ---------------------------------------------------
Circumstances. Except as disclosed in Schedule 3(j), other than the issuance of
-------------
the Notes contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Material Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under its currently effective resale registration statements on Form S-3, which has not been publicly disclosed.

          k.   No General Solicitation.  Neither the Company, nor any of its
               -----------------------
affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

          l.   No Integrated Offering.  Neither the Company, nor any of its
               ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Material Subsidiaries take any action or steps that would require registration of the issuance by the Company of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

          m.   Employee Relations. Neither the Company nor any of its Material
               ------------------
Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Material Subsidiaries, is any such dispute threatened. No material number of employees of the Company or its Material Subsidiaries is a member of a union which relates to such employee's relationship with the Company, neither the Company nor any of its Material Subsidiaries is a party to a material collective bargaining agreement, and the Company and its Material Subsidiaries believe that their relations with their employees are generally good. Neither the Company's current chairperson and chief executive officer nor its current chief financial officer has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Material Subsidiaries to any liability with respect to any of the foregoing matters.

          n.   Intellectual Property Rights. The Company and its Material
               ----------------------------
Subsidiaries own or possess or can acquire on reasonable terms adequate rights or licenses to use all trademarks, trade names, service marks, patents, copyrights, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted, except where the absence to own or possess the same would not result, either individually or in the aggregate, in a Material Adverse Effect. To the Company's knowledge, none of the Company's trademark registrations, service mark registrations, patents, copyrights, or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Material Subsidiaries do not have any knowledge of any infringement by the Company or its Material Subsidiaries of trademarks, trade names, service marks, patents, copyrights, trade secrets or other intellectual property rights of others, except where such infringement would not result, either individually or in the aggregate, in a Material Adverse Effect. There is no claim, action or proceeding being made or brought against the Company or its Material Subsidiaries regarding its trademarks, trade names, service marks, patents, copyrights, trade secrets, or infringement of other intellectual property rights, except where such claim, action, proceeding or infringement would not result either individually or in the aggregate in a Material Adverse Effect. To the Company's knowledge there is no claim, action or proceeding being overtly threatened against, but which has not been made or brought against, the Company or its Material Subsidiaries regarding its trademarks, trade names, service marks, patents, copyrights, trade secrets, or infringement of other intellectual property rights which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company and its Material Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual property.

          o.   Title.  The Company and its Material Subsidiaries have good and
               -----
marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Material Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents filed with the SEC at least five (5) days prior to the date hereof, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Material Subsidiaries. Any real property and facilities held under lease by the Company and any of its Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Material Subsidiaries.

          p.   Insurance.  The Company and each of its Material Subsidiaries are
               ---------
insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Material Subsidiaries are engaged. Neither the Company nor any such Material Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, taken as a whole.

          q.  Regulatory Permits. Except for Permits (as defined below) the
              ------------------
absence of which would not result, either individually or in the aggregate, in a Material Adverse Effect, the Company and its Material Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (the "Permits"), and neither the Company nor any such Material

Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit.

          r.   Internal Accounting Controls.  The Company and each of its
               ----------------------------
Material Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability and (iii) assets are amortized and depreciated, as applicable, in accordance with generally accepted accounting principles.

          s.   Tax Status.  The Company and each of its Material Subsidiaries
               ----------
(i) has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Material Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause
(i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

          t.   Transactions With Affiliates.  Except as set forth on
               ----------------------------
Schedule 3(t) or in the SEC Documents filed at least five (5) days prior to the
-------------
date hereof, and other than the grant of stock options disclosed on Schedule
                                                                    --------
3(c), none of the executive officers or directors of the Company is presently a
-----
party to any material transaction with the Company or any of its Material Subsidiaries (other than for services as employees, officers and directors), including any material contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring material payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

          u.   Application of Takeover Protections.  The Company and its board
               -----------------------------------
of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

          v.   Rights Agreement.  The Company has not adopted a shareholder
               ----------------
rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

          w.   No Other Agreements.  The Company has not, directly or
               -------------------
indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

          x.   Seniority.  Payments of principal and other payments due under
               ---------
the Notes rank senior to the Company's Convertible Subordinated Debentures due 2018 and the Company's 4% Convertible Subordinated Notes due 2006 and any other unsecured obligation that is ranked pari passu with either of the foregoing.

          y.   Exclusivity Extension.  The extension granted by the Company (the
               ---------------------
"Extension Agreement") to each of Comcast Corporation ("Comcast") and Cox Communications, Inc. ("Cox"), is as follows: [Cox/Comcast] shall have the right to terminate the mutual exclusivity provisions of the Master Distribution Agreement dated May 1997 ("1997 Agreement") effective December 4, 2001 by giving the Company notice of termination of the exclusivity provisions prior to 11:59 p.m., Monday June 18, 2001. Neither Comcast nor Cox has the right, other than for breach, to terminate the 1997 Agreement, or the letter agreement between AT&T Corp., Comcast and Cox dated March 28, 2000 (the "March 28, 2000 Letter Agreement") as of an effective date prior to June 4, 2002, except as set forth in Section 1 of Annex C of the March 28 Letter Agreement or as otherwise provided in the 1997 Agreement. The Extension Agreement does not by its terms change or amend the Transition Service Level Plan.

     4.   COVENANTS.
          ---------

          a.   All Reasonable Efforts.  Each party shall use all reasonable
               ----------------------
efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          b.   Form D and Blue Sky.  The Company agrees to file a Form D with
               -------------------
respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

          c.   Reporting Status.  Until the later of (i) the date as of which
               ----------------
the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the last date on which any Notes remain outstanding (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination, other than as a result of merger or consolidation in which the Company is not the surviving entity and with respect to which the Company is in compliance with
Section 4 of the Notes and Section 4(i) of this Agreement.

          d.   Use of Proceeds.  The Company will use the proceeds from the
               ---------------
sale of the Note for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d). The Company shall not use the
                             -------------
proceeds from the sale of the Notes in violation of any applicable law.

          e.   Financial Information.  The Company agrees to send the following
               ---------------------
to each Investor (as that term is defined in the Registration Rights Agreement) during the Reporting Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is filed with the SEC through EDGAR then the Company shall be deemed to have satisfied its obligation under this clause (i) by such filing, (ii) on the same day as the release thereof, facsimile copies of all material press releases issued by the Company or any of its Material Subsidiaries, provided that if any such press release is filed with the SEC through a Current Report on Form 8-K through EDGAR then the Company shall be deemed to have satisfied its obligations under this clause (ii) by such filing; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

          f.   Reservation of Shares.  The Company shall take all action
               ---------------------
necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Notes (without regard to any limitations on conversions).

          g.   Listing.  The Company shall promptly secure the listing of all
               -------
of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance, as required by each such national securities exchange and automated quotation system) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall use all reasonable efforts to maintain the Common Stock's authorization for quotation on the Nasdaq National Market ("NASDAQ") or listing on The New York Stock Exchange, Inc. ("NYSE") (as applicable, the "Principal Market"). Neither the Company nor any of its Material Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

          h.   Filing of Form 8-K.  Before 9:00 am Eastern Time, on June 11,
               ------------------
2001, but in no event later than the first time the Company issues a press release disclosing the transactions contemplated by this Agreement, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K a form of each of this Agreement (including the disclosure schedules to the Agreement), the Notes, the Registration Rights Agreement and the Security Agreement, in the form required by the 1934 Act.

     i.  Corporate Existence.  For so long as a Buyer beneficially owns any
         -------------------
Notes, if the Company fails to maintain its corporate existence or sells all or substantially all of the Company's assets (except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith, and (ii) is either (A) a publicly traded corporation whose common stock is listed for trading on Nasdaq, NYSE or AMEX or (B) is a subsidiary of a corporation described in the immediately preceding clause (B) and upon the consummation of such transaction the Notes shall be convertible into the common stock of such publicly traded corporation which is listed for trading on Nasdaq, NYSE or AMEX) (each a "Corporate Termination Event"), no sooner than twenty (20) Business Days nor later than ten (10) Business Days prior to the consummation of such Corporate Termination Event, the Company shall deliver written notice thereof ("Corporate Termination Notice") via facsimile and overnight courier to each Buyer and, at the election of the Buyer, the Company shall redeem any Notes held by such Buyer at a price equal to the Corporate Termination Redemption Price (as defined below) simultaneously with the consummation of the Corporate Termination Event. The Buyer shall exercise its right to require the Company to redeem outstanding Notes pursuant to the foregoing sentence of this Section 4(i) by delivering written notice to the Company within ten (10) Business Days after the Buyer's receipt of the Corporate Termination Notice. Payments for such redemption shall have priority to the payments to stockholders of the Company in connection with such Corporate Termination Event. The "Corporate Termination Price" shall mean (A) with respect to a Corporate Termination Event during the period beginning on the date hereof and ending on and including the date which is one (1) year after the Closing Date, 135% of the Conversion Amount (as defined in the Notes), (B) with respect to a Corporate Termination Event during the period beginning on but excluding the date which is one (1) year after the Closing Date and ending on and including the date which is two (2) years after the Closing Date, 125% of the Conversion Amount, and (C) with respect to a Corporate Termination Event on or after the day after the date which is two (2) years after the Closing Date, 100% of the Conversion Amount.

     j.  Pledge of Securities.  The Company acknowledges and agrees that the
         --------------------
Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor, provided that such documentation does not expand the nature of the Company's obligations under any Transaction Document

     k.  UCC-1 Financing Statements.  On or before June 11, 2001 the Company
         --------------------------
will deliver to Katten Muchin Zavis, to the attention of Robert J. Brantman, on behalf of HFTP Investments L.L.C. (a Buyer) and Gaia Offshore Master Fund, Ltd. (a Buyer) and to Akin, Gump, Strauss, Hauer & Feld, L.L.P., to the attention of Robert S. Matlin, on behalf of Leonardo, L.P. (a Buyer) separate executed UCC-1 financing statements in the name of each such Buyer for each jurisdiction listed on Schedule II to the Security Agreement and in a form reasonably satisfactory to such Buyer.

     l.  Security Interest Opinion.  On or prior to July 20, 2001, the Company
         -------------------------
shall cause to be delivered to each Buyer the opinion of Fenwick & West LLP in its customary form, dated as of a then current date, which opinion shall be a Delaware UCC opinion as to the perfection under Delaware law of the security interest in the Collateral (as defined in the Security Agreement) after giving effect to the revised Article 9 of the UCC.


  5. TRANSFER AGENT INSTRUCTIONS.
     ---------------------------

     The Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit D (the "Irrevocable Transfer Agent
                            ---------
Instructions"), and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes. Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction inconsistent with Section 2(f) hereof or this
Section 5 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold, assigned or transferred pursuant to Rule 144 or can be sold, assigned or transferred pursuant to Rule 144(k) under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

  6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
     ----------------------------------------------

     The obligation of the Company to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

          (a) Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

          (b) Each Buyer shall have delivered to the Company the Purchase Price for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

          (c) The representations and warranties of each Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

  7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.
     -------------------------------------------------

     The obligation of each Buyer hereunder to purchase the Notes from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

          (a) The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer.

          (b) The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market be threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market; and the Conversion Shares issuable upon conversion of the Notes shall be listed upon the Principal Market.

     (c) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

          (d) Such Buyer shall have received the opinion of Fenwick & West LLP, dated as of the Closing Date, in the form of Exhibit E, attached hereto.
                                                  ---------

          (e) The Company shall have executed and delivered to such Buyer the Note Certificates (in such principal amounts as such Buyer shall request) for the Notes being purchased by such Buyer at the Closing.

          (f) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Buyer (the "Resolutions").

          (g) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of Common Stock as are issuable at the Conversion Rate (as defined in the Note), as calculated using the Fixed Conversion Price (as defined in the Notes) as of the Closing Date.

          (h) The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in
     ---------
     writing by the Company's transfer agent.

          (i) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware and a certificate evidencing the qualification and good standing of the Company in the State of California issued by the Secretary of State of the State of California as of a date within ten days of the Closing Date.

          (j) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten days of the Closing Date.

          (k) The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Closing.

          (l) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

          (m) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

          (n) The Company shall have delivered to the Buyers such other documents relating to the transactions contemplated by the Transaction Documents as the Buyers or their counsel may reasonably request.

  8. INDEMNIFICATION.  In consideration of each Buyer's execution and
     ---------------
delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from the misrepresentation or alleged misrepresentation or breach or alleged breach of any representation or warranty made by the Company in the Transaction Documents, or the breach or alleged breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

  9. MISCELLANEOUS.
     -------------

     a.  Governing Law; Jurisdiction; Jury Trial.  All questions concerning the
         ---------------------------------------
construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Such service shall be deemed effective five (5) Business Days after mailing. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     b.  Counterparts.  This Agreement may be executed in two or more identical
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     c.  Headings.  The headings of this Agreement are for convenience of
         --------
reference and shall not form part of, or affect the interpretation of, this Agreement.

     d.  Severability.  If any provision of this Agreement shall be invalid or
         ------------
unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     e.  Entire Agreement; Amendments.  This Agreement supersedes all other
         ----------------------------
prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Buyers which purchased at least two-thirds (2/3) of the aggregate principal amount the Notes on the Closing Date. Any such amendment shall bind all holders of the Notes. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Notes, as the case may be.

     f.  Notices.  Except as otherwise specifically provided in this Agreement,
         -------
any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

  If to the Company:

     At Home Corporation
     450 Broadway Street
     Redwood City, California 94063
     Telephone: (650) 556-5000
     Facsimile: (650) 556-3430
     Attention: General Counsel

  With a copy to:

     Fenwick & West LLP
     Two Palo Alto Square
     Palo Alto, CA 94306
     Telephone: (650) 494-0600
     Facsimile: (650) 494-1417
     Attention: Gordon Davidson, T.J. Hall and David Michaels

  If to the Transfer Agent:

     Equiserve Trust Company
     150 Royall Street
     Canton, MA 02021
     Telephone: (781) 575-3120
     Facsimile: (781) 575-2804
     Attention: Mr. Jim Walsh

  If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. The Company may modify its notice information or the notice information for the Transfer Agent specified above by providing written notice to each other party of such other address and/or facsimile number and/or such other person whose attention a notice should be directed, five (5) days prior to the effectiveness of such change. Written confirmation of receipt
(A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     g.  Successors and Assigns. This Agreement shall be binding upon and inure
         ----------------------
to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Notes representing at least two-thirds (2/3) of the aggregate principal amount of the Notes then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4(b) of the Note) with respect to which the Company is in compliance with
Section 4 of the Notes and Section 4(i) of this Agreement. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement. Notwithstanding anything to the contrary contained in the Transaction Documents but subject to Section 4(j), the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or other financing arrangement secured by the Securities.

     h.  No Third Party Beneficiaries. This Agreement is intended for the
         ----------------------------
benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     i.  Survival. The representations and warranties of the Company and the
         --------
Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

     j.  Publicity.  The Company and each Buyer shall have the right to
         ---------
approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be provided with a copy of any such disclosure and by consulted with by the Company prior to its release other than disclosures in SEC filings that are substantially similar to other disclosures previously made by the Company with such prior consultation).

     k.  Further Assurances. Each party shall do and perform, or cause to be
         ------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     l.  Placement Agent. The Company agrees and acknowledges that it shall be
         ---------------
responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

     m.  No Strict Construction.  The language used in this Agreement will
         ----------------------
be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     n.  Remedies.  Each Buyer and each holder of the Securities shall
         --------
have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     o.  Payment Set Aside. To the extent that the Company makes a payment or
         -----------------
payments to any Buyer hereunder or pursuant to the Registration Rights Agreement or the Notes or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                  * * * * * *

     IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                            BUYERS:

AT HOME CORPORATION                 HFTP INVESTMENT L.L.C.
                                    By:  Promethean Asset Management, L.L.C.
                                    Its: Investment Manager

By:________________________
   Name:___________________
   Title:__________________         By:_________________________
                                       Name:____________________
                                       Title:___________________


                                    GAIA OFFSHORE MASTER FUND, LTD.

                                    By: Promethean Asset Management L.L.C
                                    Its: Investment Manager

                                    By:_________________________
                                       Name:____________________
                                       Title:___________________


                                    LEONARDO, L.P.

                                    By:  Angelo, Gordon & Co., L.P.
                                    Its:  General Partner


                                    By:_________________________
                                       Name:____________________
                                       Title:___________________

               [Signature Page to Securities Purchase Agreement]
                              SCHEDULE OF BUYERS

                                         Buyer Address                  Principal        Buyers Representatives' Address
     Buyer Name                       and Facsimile Number           Amount of Notes           and Facsimile Number
----------------------        -------------------------------------  ---------------    ----------------------------------
HFTP Investment L.L.C.        Promethean Asset Management, L.L.C.      $30,000,000      Promethean Investment Group, L.L.C.
                              750 Lexington Avenue, 22/nd/ Floor                        750 Lexington Ave., 22/nd/ Floor
                              New York, NY 10022                                        New York, NY 10022
                              Attn:  James F. O'Brien, Jr.                              Attn:  James F. O'Brien, Jr.
                              John Floegel                                              John Floegel
                              Telephone: (212) 702-5200                                 Telephone: (212) 702-5200
                              Facsimile: (212) 758-9334                                 Facsimile: (212) 758-9334
                              Residence: New York
                                                                                        Katten Muchin Zavis
                                                                                        525 W. Monroe, Suite 1600
                                                                                        Chicago, Illinois  60661-3693
                                                                                        Attn:  Robert J. Brantman, Esq.
                                                                                        Telephone: (312) 902-5200
                                                                                        Facsimile: (312) 902-1061
Gaia Offshore Master          Promethean Asset Management L.L.C.       $20,000,000     Promethean Investment Group, L.L.C.
 Fund, Ltd.                   750 Lexington Avenue, 22/nd/ Floor                        750 Lexington Ave., 22/nd/ Floor
                              New York, NY 10022                                        New York, NY 10022
                              Attention:  James F. O'Brien, Jr.                         Attn: James F. O'Brien, Jr.
                              John Floegel                                              John Floegel
                              Telephone: (212) 702-5200                                 Telephone: 212-702-5200
                              Facsimile: (212) 758-9334                                 Facsimile: 212-758-9334
                              Residence: New York
                                                                                        Katten Muchin Zavis
                                                                                        525 W. Monroe Street
                                                                                        Chicago, Illinois 60661-3693
                                                                                        Attention: Robert J. Brantman, Esq.
                                                                                        Telephone: (312) 902-5200
                                                                                        Facsimile: (312) 902-1061
Leonardo, L.P.                c/o Angelo, Gordon & Co., L.P.            $50,000,000     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                              245 Park Avenue - 26/th/ Floor                            590 Madison Avenue
                              New York, New York 10167                                  New York, New York 10022
                              Attention:   Gary Wolf                                    Attention: Robert S. Matlin, Esq.
                              Telephone: (212) 692-2058                                 Telephone: (212) 872-1000
                              Facsimile: (212) 867-6449                                 Facsimile: (212) 872-1002
                              Residence: Caymen Islands

                                   SCHEDULES
                                   ---------

Schedule 3(a)   -   Material Subsidiaries
Schedule 3(c)   -   Capitalization
Schedule 3(e)   -   Conflicts
Schedule 3(f)   -   SEC Documents
Schedule 3(j)   -   Undisclosed Events
Schedule 3(t)   -   Transactions with Affiliates
Schedule 4(d)   -   Use of Proceeds


                                   EXHIBITS
                                   --------

Exhibit A   -   Form of Note
Exhibit B   -   Form of Registration Rights Agreement
Exhibit C   -   Form of Security Agreement
Exhibit D   -   Form of Irrevocable Transfer Agent Instructions
Exhibit E   -   Form of Company Counsel Opinion

                              AT HOME CORPORATION

                             DISCLOSURE LETTER TO
                         SECURITIES PURCHASE AGREEMENT

     This Disclosure Letter (this "Letter") is made with reference to the Securities Purchase Agreement dated June 8, 2001 (the "Agreement"), by and among At Home Corporation, a Delaware corporation (the "Company") and the investors listed on the Schedule of Buyers attached thereto. Unless otherwise defined herein, any capitalized terms in this Letter shall have the same meanings assigned to such terms in the Agreement. The disclosures in this Letter are qualified in their entirety by reference to specific provisions of the Agreement, and are not intended to be construed as nor shall they be construed as constituting representations or warranties of the Company except as and to the extent provided for in the Agreement.

     Inclusion of information herein shall not be construed as: (1) an admission that such information is material to the operations or financial condition of the Company; (2) an admission of any liability or obligation of the Company to any third party; or (3) an admission to any third party against the Company's interests. Any disclosure made under the heading of one section of this Letter may apply to and/or qualify disclosures made under one or more other sections provided that such disclosure is cross-referenced elsewhere as applicable or unless it is reasonably apparent from the express disclosure made that an exception is being made to other representations or warranties. Section and subsection headings are provided for convenience only, and section and subsection numbers and letters relate and coincide to corresponding numbers and letters in the Agreement.

Schedule 3(a) - Organization and Qualification
----------------------------------------------

     1. As the Company's services are available in multiple states and foreign countries, such jurisdictions may claim that it is required to qualify to do business as a foreign corporation in these states and foreign countries. The Company and its Material Subsidiaries are qualified to do business in a limited number of states, and their failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject the Company to taxes and penalties. The application of the laws and regulations discussed above to the business of the Company and its Material Subsidiaries is unclear. The Company believes that if it is required to so qualify, it will be able to do so.

     2.   List of Material Subsidiaries    State of Incorporation
          -----------------------------    ----------------------
          Classifieds2000, Inc.                     CA
          DataInsight, Inc.                         CO
          iMall, Inc.                               NV
          Kendara, Inc.                             DE
          Netbot, Inc.                              DE
          MatchLogic, Inc.                          DE
          Webshots Corporation                      CA
          Worldprints.com International, Inc.       CO

Schedule 3(c) - Capitalization
------------------------------

     1. The number of shares of Series A Common Stock reserved for issuance pursuant to the Company's stock option and purchase plans includes amendments to the Company's 1997 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 13,500,000 shares, and to the Company's 1997 Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder by 1,500,000 shares. Both amendments are subject to approval by the Company's stockholders at its 2001 annual meeting of stockholders.

     2. Pursuant to Section 8.1 of the Company's Amended and Restated Stockholders' Agreement dated as of July 16, 1997 (the "Stockholders Agreement"), certain stockholders of the Company will have the right to purchase their pro rata portion of securities with like terms to the Securities, as well as future securities issued by the Company.

     3. The Company currently has the following debt securities outstanding which have not been filed by the Company with the SEC:

          Promissory notes in the aggregate amount of $5,000,000 payable to Itochu Corporation and affiliated entities (the "Itochu Promissory Notes"), $2,500,000 of which is payable to Itochu Corporation, $2,040,000 of which is payable to Itochu Techno-Science Corporation, and $460,000 of which is payable to Dai Nippon Printing Co., Ltd.

     4.   The following instruments contain redemption provisions:

          (a)   Convertible Subordinated Notes due 2006
          (b)   Convertible Subordinated Debentures due 2018.
          (c)   Itochu Promissory Notes.

     5. The Company currently has the following outstanding options, warrants and other obligations to issue capital stock:

          (a) The Company currently has options to purchase an aggregate of 70,252,544 shares of its Series A Common Stock outstanding, issued pursuant to its 2000 Equity Incentive Plan, 1997 Equity Incentive Plan (and succeeded plans), and assumed in connection with acquisitions of other companies.

          (b) The Company currently has warrants to purchase an aggregate of 120,487,159 shares of its Series A Common Stock and a warrant to purchase an aggregate of 27,897,789 shares of its Series B Common Stock outstanding, issued to cable companies, joint venture partners, a strategic investor, a commercial partner and a real estate lessor, and assumed in connection with acquisitions of other companies.

          (c) The Itochu Promissory Notes are convertible at maturity into the number of shares having an aggregate market value equal to the amount outstanding under the Itochu Promissory Notes, calculated based on the average closing price for the 30 trading day period ending on the date of conversion.

          (d) The Company's currently outstanding shares of Preferred Stock are convertible into shares of Series A Common Stock.

          (e) The Company may be obligated to issue additional warrants to purchase shares of Series A Common Stock or Series B Common Stock to AT&T Corp., Comcast Corporation or Cox Communications, Inc. (the "Principal Cable Partners") pursuant to the terms of the Letter Agreement dated March 28, 2000 between the Company and the Principal Cable Partners (the "March 28, 2000 Letter Agreement"), if any of the Principal Cable Partners increase the number of "homes passed" by their cable systems and cause such homes passed to come into compliance with the terms of the March 28, 2000 Letter Agreement.

          (f) The Company is obligated to issue additional shares of its Series A Common Stock pursuant to the terms of its 1997 Employee Stock Purchase Plan in connection with each "purchase" under that plan.

          (g) The Company has entered into a commercial agreement with SurePay, LP that commits the Company, subject to Board approval, to grant to SurePay, LP a warrant to purchase 200,000 shares of Series A Common Stock at a price per share equal to the market price on the date the warrant grant is approved by the Board of Directors, subject to vesting based on SurePay's performance under the agreement.

     6. The Company is currently obligated to register the sale of its securities under the 1933 Act under the following arrangements:

          (a) The Company has provided demand, piggyback and S-3 registration rights under the Third Amended and Restated Registration Rights Agreement, dated April 11, 1997, between the Company and certain stockholders of the Company (the "Stockholder Registration Rights Agreement").

          (b) The Company is obligated to register the resale of shares issued upon the exercise of warrants issued to the Principal Cable Partners pursuant to the terms of the March 28, 2000 Letter Agreement.

          (c) The Company is currently obligated to maintain the effectiveness of S-3 registration statements currently effective and on file with the Securities and Exchange Commission with respect to shares of Series A Common Stock issuable upon conversion of its Convertible Subordinated Notes due 2006, and shares issued in connection with its acquisitions of DataInsight, Inc. and Join Systems, Inc. (and currently maintains registration statements on Form S-3 with respect to shares issued in connection with several other acquisitions).

          (d) The Company is obligated to register the resale of shares issued upon conversion of the Itochu Promissory Notes.

     7. The Company has not furnished copies of the following warrants to the Buyers because the final forms of such warrants have not been negotiated:

          (a) Warrants granted to AT&T Corp. to purchase 27,897,789 shares of Series A Common Stock and 27,897,789 shares of Series B Common Stock at $29.54 per share pursuant to the terms of the March 28, 2000 Letter Agreement.

          (b) Warrants granted to Comcast Corporation to purchase 25,502,222 shares of Series A Common Stock at $29.54 per share pursuant to the terms of the March 28, 2000 Letter Agreement.

          (c) Warrants granted to Cox Communications, Inc. to purchase 19,158,774 shares of Series A Common Stock at $29.54 per share pursuant to the terms of the March 28, 2000 Letter Agreement.

          (d) Warrants granted to Intermedia/Insight/AT&T to purchase 1,592,400 shares of Series A Common Stock at $5.25 per share.


Schedule 3(e) - No Conflicts
----------------------------

     1. The issuance of the Securities is subject to the preemptive rights provided by Section 8.1 of the Stockholders Agreement.

     2. The execution of the Registration Rights Agreement and the performance of the Company's obligations under that Agreement do not comply with
          Section 4(d) of the Stockholder Registration Rights Agreement.

     3. The Company is in compliance with the Nasdaq Listing Requirements as set forth in the interim rules described in SEC Release No. 34-44243 issued on May 1, 2001.

     The identification of any agreement under any other schedule hereof shall not be deemed to be disclosed under this Schedule 3(e) unless specifically referenced hereunder.

Schedule 3(f) - SEC Documents; Financial Statements
---------------------------------------------------

     As of the date hereof, the Company had entered into the following agreements which have not previously been filed as an exhibit to the Company's reports filed with the SEC:

     (a) Separation and Release Agreement with George Bell, dated April 23,
         2001.
     (b) Letter Agreements with each of Comcast and Cox, dated June 1, 2001.

Schedule 3(j) - No Undisclosed Events, Liabilities, Developments or
-------------------------------------------------------------------
Circumstances
-------------

     1. In April 2001, the Company entered into a non-binding letter agreement with AT&T to outsource its engineering and operations services, as well as replace its backbone capacity agreement with AT&T. In the course of negotiating toward definitive agreements, the Company and AT&T determined that certain of the benefits of the proposed agreement could be achieved by negotiating a simpler transaction under which the Company and AT&T would develop and design an enhanced network performance plan. If successfully negotiated, AT&T would, pursuant to a multi-month consulting and support services agreement, on commercially reasonable, arms-length terms, assist the Company in implementing an updated network plan to augment performance levels in the Company's network, instead of the outsourcing arrangement contemplated in the letter agreement. In addition, the Company and AT&T will continue to separately negotiate in good faith a restructured backbone capacity agreement that would provide the Company at least $75 million in financing. There can be no assurance that the Company and AT&T will be successful in completing the definitive agreements with respect to the arrangements described above.

     2. The Company has previously announced its intent to explore the potential sale or restructuring of its media operations that do not directly support its broadband strategy. The Company has been in negotiations with several companies regarding potential sales of portions of its media operations. The Company has not entered into any formal agreements regarding any of these potential transactions. There can be no assurance that the Company will be successful in completing sale or restructuring of media operations.

     3. On June 5, 2001, the Company announced that Matt Jones has been named chief operating officer, a newly created position for Excite@Home. On the same date the Company announced that Byron Smith, Executive Vice President, Excite Network and Mark O'Leary, Executive Vice President, Broadband Services have resigned and will leave the Company in July to pursue other opportunities, pending completion of projects.

4. Excite@Home announced that it is in discussions with Comcast Corporation and Cox Communications, Inc. to explore a restructuring of its commercial relationships with these companies. Under the terms of the March 28, 2000 letter agreement between these companies, Comcast and/or Cox may provide six months notice of intent to terminate their exclusivity obligations or their entire relationships with the Company on each June 4 and December 4. Excite@Home has agreed to extend until June 18, 2001 the time for Cox and Comcast to decide whether to give notice to terminate the mutual exclusivity provisions effective December 4, 2001. There can be no assurance that the parties will reach agreement on a restructured relationship.

     5. On May 30, 2001, the Board approved a change, subject to stockholder approval, in the Company's independent public accountants effective during the third quarter of 2001 after a transition period with the new independent accountants. The Company intends to engage PricewaterhouseCoopers LLP as its new independent auditors to perform the audit of the Company's consolidated financial statements for 2001.


     6. On June 1, 2001, the Company entered into service level agreements with each of Comcast and Cox. Under these agreements, the Company has agreed that its network must meet specified performance levels, and that it will pay each of Comcast and Cox preset liquidated damages for failure to achieve these network performance levels during each reporting period.

Schedule 3(t) - Transactions With Affiliates
--------------------------------------------

     See Section 3(f).

Schedule 4(d) - Use of Proceeds
-------------------------------

     The Company will use the net proceeds from the sale of the Notes for working capital and general corporate purposes.